                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kenneth R. Weller and David L. Carter, and each of them, his or her attorneys-in-fact and agents, each with the power of substitution, for him and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-3 (and any and all amendments thereto, including post-effective amendments) covering 3,080,000 shares of Common Stock of this Corporation (including 280,000 shares of Common Stock underlying warrants) issued to various Selling Shareholders in a private placement consummated in March 2002 and to sign any registration statement for the offerings covered by such registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This power of attorney may be executed in any number of counterparts.

Dated:  March 6, 2002

                                        /s/  Cathy A. Stauffer
                                        ---------------------------------------
                                        Cathy A. Stauffer

                                        /s/  Russell M. Solomon
                                        ---------------------------------------
                                        Russell M. Solomon

                                        /s/  John E. Martin
                                        ---------------------------------------
                                        John E. Martin

                                        /s/  Joseph P. Clayton
                                        ---------------------------------------
                                        Joseph P. Clayton